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                                   EXHIBIT 1.3


                    FIRST AMENDMENT TO THE WARRANT AGREEMENT


        FIRST AMENDMENT TO THE WARRANT AGREEMENT, dated as of July 24, 1997, between TARGETED GENETICS CORPORATION, a Washington corporation (the "Company"), and CHASEMELLON SHAREHOLDER SERVICES, as warrant agent (the "Warrant Agent" or "ChaseMellon"). All capitalized terms used herein but not defined shall have the meanings given them in the Warrant Agreement.

RECITALS

        A. The Company and First Interstate Bank of Washington, N.A. ("First Interstate") entered into that certain Warrant Agreement dated as of July 7, 1995 (the "Warrant Agreement") with respect to the Warrants issued by the Company in connection with its units offering pursuant to a registration statement filed with the Securities and Exchange Commission and dated April 24, 1995, and declared effective on July 7, 1995 (the "Warrants").

        B. ChaseMellon is the successor in interest to First Interstate under the Warrant Agreement.

        C.  Currently the Warrants are scheduled to expire on July 31, 1997.

        D.  The Company desires to extend the Expiration Date six months.

AMENDMENT

        1.  AMENDMENT OF THE EXERCISE DATE

        Section 6.1(a) of the Warrant Agreement is hereby amended by deleting "July 31, 1997" and inserting in its place "January 31, 1998".

        2.  CONFIRMATION

        This First Amendment shall be construed in connection with and as part of the Warrant Agreement, and, except as expressly modified herein, all terms, conditions and covenants contained in the Warrant Agreement are hereby confirmed and shall remain in full force and effect.

        3.  COUNTERPARTS

        This First Amendment may be executed in any number of counterparts, and all such counterparts shall constitute one amendment binding on both parties and shall have the same force and effect as an original instrument, notwithstanding that both parties may not be signatories to the same original or the same counterpart.




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        IN WITNESS WHEREOF, the parties hereto have cause this First Amendment to be executed as of the first date written above.


                                      TARGETED GENETICS CORPORATION

                                      By: /s/ H. Stewart Parker
                                         --------------------------------------
                                      Name: H. Stewart Parker
                                           ------------------------------------
                                      Title: President & CEO
                                            -----------------------------------


Attest:

By: /s/ James A. Johnson
   -----------------------------------
Name:   James A. Johnson
     ---------------------------------
Title: Vice President, Finance & CFO
      --------------------------------


                                      CHASEMELLON SHAREHOLDER SERVICES

                                      By: /s/ Pauline F. Skudler
                                         --------------------------------------
                                      Name:  Pauline F. Skudler
                                           ------------------------------------
                                      Title: Assistant Vice President
                                            -----------------------------------


Attest:

By: /s/ Ardis "Dee" Henderson
   -----------------------------------
Name: Ardis "Dee" Henderson
     ---------------------------------
Title: Vice President
      --------------------------------